2006-2007 Saskatchewan Provincial Budget

The Hon. Andrew Thomson Minister of Finance	Supplementary Estimates March 2007

SASKATCHEWAN

Supplementary Estimates – March
 For the Fiscal Year
Ending March 31
2007

General Revenue Fund
Supplementary Estimates - March
 Table of Contents

Introduction	3

Schedules
Fiscal Stabilization Fund	4
Saskatchewan Infrastructure Fund	4
Appropriation to Expense Reconciliation	4
Schedule of Budgetary Appropriation	5
Schedule of Capital Asset Acquisitions	6

Budgetary Expenditure - Executive Branch of Government
Advanced Education and Employment	7
Agriculture and Food	7
Community Resources	7
Corrections and Public Safety	8
Environment	8
Executive Council	8
Finance	8
Health	9
Highways and Transportation	9
Information Technology Office	9
Justice	10
Learning	10
Property Management	10
Public Service Commission	10
Regional Economic and Co-operative Development	11

Budgetary Expenditure - Legislative Branch of Government	11
Legislative Assembly	11
Summary - Budgetary Expenditure	11
Saskatchewan Infrastructure Fund	12

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Introduction

The 2006-07 Supplementary Estimates – March is prepared in accordance with The Financial Administration Act, 1993. It is a request for additional funding from the General Revenue Fund (GRF) that was not included in the Estimates presented with the Government’s 2006-07 Budget and the 2006-07 Supplementary Estimates – November.

Also included in the 2006-07 Supplementary Estimates – March is funding provided by special warrant subsequent to the 2006-07 Supplementary Estimates – November. These special warrants were issued pursuant to section 14 of The Financial Administration Act, 1993 and provided additional appropriation (funding) from the GRF for the 2006-07 fiscal year.

All funding provided by special warrant must be submitted to the Legislative Assembly as part of the next Appropriation Act that is not an Act for interim supply. Pending approval of the 2006-07 Supplementary Estimates – March an Appropriation Act will be submitted to the Legislative Assembly which will include the appropriation provided by special warrant.

The 2006-07 Supplementary Estimates – March include Government’s request to the Legislative Assembly for additional funding. This Supplementary Estimates does not provide estimated changes in revenue and the GRF surplus. That information is provided in the Government’s 3rd Quarter Report released on February 26, 2007. The Supplementary Estimates – March provide a reconciliation between the GRF operating appropriation, and the expense identified in the 3rd Quarter Report. In addition, it provides schedules detailing the changes in the Fiscal Stabilization Fund and the Saskatchewan Infrastructure Fund balances.

The Supplementary Estimates – March is the second Supplementary Estimates provided in 2006-07. The schedules include revised estimated amounts identified in both Supplementary Estimates. Column headings in the schedules identified as “November Estimated” or “March Estimated” refer to the amount in the applicable 2006-07 Supplementary Estimates.

Fiscal Stabilization Fund
 (in thousands of dollars)

	Original Estimated 2006-07	November Estimated 2006-07		March Estimated 2006-07	Change from November 2006-07
Fiscal Stabilization Fund, Beginning of Year	765,900	887,500	[1]	887,500	--
Transfer from (to) General Revenue Fund	(75,000)	--		--	--
Fiscal Stabilization Fund, End of Year [2]	690,900	887,500		887,500	--
1	This amount represents the balance as at March 31, 2006 as shown in the 2005-06 Public Accounts. This amount reflects an actual 2005-06 transfer of $139.0M to the Fund instead of the $17.4M that was forecasted.
2	Since its inception, the balance of the fund has been deposited with the General Revenue Fund. Starting in 2006-07, it is invested in short and medium-term marketable securities.

Saskatchewan Infrastructure Fund
 (in thousands of dollars)

	Original Estimated 2006-07	November Estimated 2006-07	March Estimated 2006-07	Change from November 2006-07
Saskatchewan Infrastructure Fund,
Beginning of Year	--	--	--	--
Transfer from the General Revenue Fund	--	100,000	114,514	14,514
Transfers (to) the General Revenue Fund	--	(20,000)	(16,600)	3,400
Saskatchewan Infrastructure Fund, End of Year [1]	--	80,000	97,914	17,914
1	The balance of the fund is invested in short and medium-term marketable securities.

Appropriation to Expense Reconciliation
(in thousands of dollars)

	Original Estimated 2006-07		November Estimated 2006-07	March Supplementary Estimated 2006-07	March Adjustments Estimated 2006-07		March Estimated 2006-07
Operating Appropriation	7,275,749		7,639,504	191,428	23,810		7,854,742
Acquisition of Capital Assets	(241,001)		(289,423)	(15,749)	6,917	[1]	(298,255)
Amortization of Capital Assets	114,544	[2]	123,904	--	(64)		123,840	[2]
Operating Expense	7,149,292		7,473,985	175,679	30,663		7,680,327
1	This amount includes the net change from the November Estimated amount, for transfers between capital and non-capital appropriations and capital underexpenditures.
2	Total capital amortization of government-owned assets excludes amortization incurred by service providers such as the Department of Property Management that is recovered in billings to their clients [other departments ($18,832K) and non-GRF organizations ($10,520K)].

Schedule of Budgetary Appropriation
(in thousands of dollars)

	Original Estimated 2006-07	November Estimated 2006-07	March Supplementary Estimated 2006-07	March Adjustments Estimated 2006-07	March Estimated 2006-07
Executive Branch of Government
Advanced Education and Employment	602,335	673,805	20,574	--	694,379
Agriculture and Food	264,792	331,422	37,434	--	368,856
Community Resources	603,296	653,249	61,000	(281)	713,968
Corrections and Public Safety	146,613	156,208	20,150	3,539	179,897
Culture, Youth and Recreation	50,320	72,430	--	--	72,430
Environment	202,471	215,371	768	(2,084)	214,055
Executive Council	8,909	8,909	263	142	9,314
Finance	40,706	40,706	--	--	40,706
- Public Service Pensions and Benefits	219,103	219,103	1,500	3,408	224,011
First Nations and Metis Relations	51,095	62,582	--	(1,355)	61,227
Government Relations	199,404	213,369	--	(1,117)	212,252
Health	3,189,398	3,219,798	20,000	--	3,239,798
Highways and Transportation	203,579	226,209	4,400	--	230,609
Highways and Transportation Capital	141,382	179,956	--	--	179,956
Industry and Resources	87,138	67,683	--	(2,286)	65,397
Information Technology Office	5,695	5,795	1,368	--	7,163
Justice	234,141	237,974	1,900	--	239,874
Labour	15,659	15,659	--	--	15,659
Learning	766,287	788,517	15,000	183	803,700
- Teachers’ Pensions and Benefits	138,749	135,866	--	24,000	159,866
Northern Affairs	5,709	5,709	--	--	5,709
Property Management	34,266	37,066	5,100	(65)	42,101
Public Service Commission	14,163	14,163	1,536	--	15,699
Regional Economic and Co-operative
Development	11,111	11,111	315	--	11,426
Saskatchewan Research Council	8,446	8,446	--	--	8,446
SaskEnergy Incorporated	--	7,000	--	--	7,000

Legislative Branch of Government
Chief Electoral Officer	882	1,298	--	40	1,338
Children’s Advocate	1,295	1,295	--	--	1,295
Conflict of Interest Commissioner	138	138	--	--	138
Information and Privacy Commissioner	599	599	--	--	599
Legislative Assembly	20,198	20,198	120	(314)	20,004
Ombudsman	1,816	1,816	--	--	1,816
Provincial Auditor	6,054	6,054	--	--	6,054
Operating Appropriation	7,275,749	7,639,504	191,428 [1]	23,810 [2]	7,854,742
1	This amount includes appropriation provided by Special Warrant and $100.0M to be approved by the Legislative Assembly for announced initiatives to revitalize Saskatchewan neighbourhoods.
2	This amount includes net adjustments, from the November Estimated amount, to statutory appropriations and net changes in expenditures that do not exceed the total voted appropriation provided in 2006-07.

Schedule of Capital Asset Acquisitions
(in thousands of dollars)

Capital Asset Acquisitions	Original Estimated 2006-07	November Estimated 2006-07	March Supplementary Estimated 2006-07	March Adjustments Estimated 2006-07		March Estimated 2006-07
Advanced Education and Employment	809	809	3,574	--		4,383
Chief Electoral Officer	75	75	--	--		75
Community Resources	2,450	3,550	--	--		3,550
Corrections and Public Safety	17,225	13,273	--	3,539		16,812
Environment	28,277	35,277	--	--		35,277
Finance	900	900	--	--		900
Health	11,621	11,621	12,000	(9,000)		14,621
Highways and Transportation	9,314	9,314	--	--		9,314
Highways and Transportation Capital	141,382	179,956	--	--		179,956
Industry and Resources	400	400	--	--		400
Information Technology Office	250	250	175	--		425
Justice	2,822	4,222	--	(1,800)		2,422
Legislative Assembly	43	43	--	3		46
Property Management	24,324	28,624	--	341		28,965
Provincial Auditor	79	79	--	--		79
Public Service Commission	1,030	1,030	--	--		1,030
Capital Asset Acquisitions - Appropriation	241,001	289,423	15,749	(6,917	) [1]	298,255

1	This amount includes the net change, from the November Estimated amount, in transfers between capital and non-capital appropriations and changes in capital expenditures that do not exceed the total voted appropriation provided in 2006-07.

General Revenue Fund
Supplementary Estimates — March
For the Fiscal Year Ending March 31, 2007

$000s To Be Voted
Budgetary Expenditure
Executive Branch of Government
Advanced Education and Employment — Vote 37
Post-Secondary Education (AE02)
Post-Secondary Capital Transfers	17,000
Capital Asset Acquisition (AE08)
Capital Asset Acquisition	3,574

Funding of $17.0M is required to provide a grant to the Saskatchewan Institute of Applied Science and
Technology (SIAST) for redeveloping a portion of Mount Royal Collegiate into a training facility in partnership with the Saskatchewan Indian Institute of Technologies, the Saskatoon Public School Board, and
the Dumont Technical Institute.

An appropriation was also provided by Special Warrant to account for and address ownership of the addition to SIAST — Kelsey Campus. A payment of the same amount will be provided to the General Revenue Fund.

20,574
Agriculture and Food — Vote 1
Industry Assistance (AG03)
Industry Assistance	37,434

Additional funding was provided by Special Warrant to expand the capacity for research and innovation to enhance the competitiveness of the agricultural industry under the terms of the federal/provincial Agricultural
Policy Framework Agreement. Funding under this Agreement is fully reimbursed by the federal government.
Funding is also required to provide for capital grants for slaughter, processing and rendering plants to assist them in conforming with the recently enacted federal disposal regulations for specified risk material management and other disposal options.

37,434

Community Resources — Vote 36
Child and Family Services (CR04)
Child and Family Community-Based Organization Services	1,000
Housing (CR12)
Saskatchewan Housing Corporation	60,000

Additional funding was provided by Special Warrant for the Province’s share of a capital grant to undertake improvements to ensure basic facility standards of a child protection residential facility.

Funding of $60.0M is also required for the development of affordable rental housing and homeownership in major urban inner city neighbourhoods and northern communities to support youth at risk and low to moderate-income families with children.

61,000

Supplementary Estimates — March
Continued

$000s To Be Voted
Corrections and Public Safety — Vote 73
Replacement Services During Work Stoppage (CP05)
Replacement Services During Work Stoppage	20,150

Additional funding was provided by Special Warrant for the estimated cost of $21.15M for replacement services required during the work stoppage in provincial correctional centres off-set by $7.7M in related salary savings. $6.7M of the savings will be redirected to cover expenditures as a result of increased inmate counts, the radio telecommunications project and the tentative Collective Bargaining Agreement.

20,150

Environment — Vote 26
Central Management and Services (ER01)
Central Services	568
Fish and Wildlife Development Fund (ER07)
Wildlife Development	200

Additional funding was provided by Special Warrant for the tentative Collective Bargaining Agreement and for additional payments to the Fish and Wildlife Development Fund due to higher than anticipated revenue from the sale of hunting licences.

768
Executive Council — Vote 10
Central Management and Services (EX01)
Executive Management	132
Central Services	131

Additional funding was provided by Special Warrant for project management costs and accrued liability on leave entitlement.

263
Finance — Vote 18
Pensions and Benefits (FI09)
Public Employees’ Pension Plan	1,000
Employees’ Benefits - Employer’s Contribution	500

Additional funding was provided by Special Warrant for additional public service pension and benefit costs as a result of the tentative Collective Bargaining Agreement.

1,500

Supplementary Estimates — March
 Continued

$000s To Be Voted
Health — Vote 32
Provincial Health Services (HE04)
Provincial Targeted Programs and Services	12,000
Regional Health Services (HE03)
Regional Targeted Programs and Services	8,000

Additional funding was provided by Special Warrant for the purchase of two new aircraft for Air Ambulance
Services.

Funding of $8.0M is also required for a grant to the Saskatoon Regional Health Authority to provide for development of a community-based service centre in Saskatoon which will include a variety of health related services.

20,000
Highways and Transportation — Vote 16
Operation of Transportation System (HI10)
Winter Maintenance	4,400

Additional funding was provided by Special Warrant for additional costs for winter maintenance on provincial highways due to higher than average snowfall and warmer weather in December and early January.

4,400
Information Technology Office — Vote 74
Central Management and Services (IT01)
Central Services	55
IT Coordination and Transformation Initiatives (IT03)
Information Technology Coordination	1,138
Major Capital Asset Acquisitions (IT07)
Major Capital Asset Acquisitions	175

Additional funding was provided by Special Warrant for the tentative Collective Bargaining Agreement, for the implementation of Saskatchewan! Connected to provide free Wi-Fi Internet service to downtown business districts and post-secondary institutions in Saskatoon, Prince Albert, Regina and Moose Jaw and for other unanticipated expenditures.

1,368

Supplementary Estimates — March
 Continued

$000s To Be Voted
Justice — Vote 3
Central Management and Services (JU01)
Central Services	330
Courts and Civil Justice (JU03)
Court Services	950
Legal and Policy Services (JU04)
Public Prosecutions	300
Community Justice (JU05)
Community Services	100
Boards and Commissions (JU08)
Automobile Injury Appeal Commission	220

Additional funding was provided by Special Warrant for the tentative Collective Bargaining Agreement, and for costs reimbursed by Saskatchewan Government Insurance to appoint two additional full-time members to the Automobile Injury Appeal Commission.

1,900
Learning — Vote 5
Pre-K-12 Education (LR03)
School Capital Transfers	15,000

Funding of $15.0M is required to provide for the development of a multi-service neighbourhood-based community centre and a trades and skills training facility in North Central Regina.

15,000
Property Management — Vote 13
Asset Disposal (PM09)
Asset Disposal	5,100

Additional funding was provided by Special Warrant for decommissioning costs under the terms of the agreement to transfer Souris Valley Care Centre to the City of Weyburn.

5,100
Public Service Commission — Vote 33
Human Resource Information Services (PS06)
Human Resource Information Services	559
Human Resource Client Service (PS03)
Human Resource Client Service	977

Additional funding was provided by Special Warrant for the tentative Collective Bargaining Agreement, for increased information technology systems and services costs and for other unanticipated expenditures.

1,536

Supplementary Estimates — March
 Continued

$000s To Be Voted
Regional Economic and Co-operative Development — Vote 43
Central Management and Services (RD01)
Central Services	170
Investment Programs (RD03)
Saskatchewan Snowmobile Trail Management	145

Additional funding was provided by Special Warrant for increased payments to the Saskatchewan Snowmobile
Fund as a result of increased snowmobile registrations in 2006-07. Saskatchewan Government Insurance reimburses the General Revenue Fund for revenue collected from snowmobile registrations. Funding is also required for additional salary and information technology expenditures.

315

Legislative Branch of Government
Legislative Assembly — Vote 21
Central Management and Services (LG01)
Central Services	120

Additional funding was provided by Special Warrant for design and start-up costs to initiate construction of additional committee facilities in the Legislative Building.

120

Summary
Budgetary Expenditure
Amount Provided by Special Warrant	91,428
Additional Funding Required	100,000
Budgetary Expenditure - To Be Voted	191,428
Lending and Investing Activities - To Be Voted	--

Supplementary Estimates - March
 Continued

		$000s
Saskatchewan Infrastructure Fund - Vote 78
Saskatchewan Infrastructure Transfer (SI01)		14,514
Canada-Saskatchewan Infrastructure Program	976
Municipal Rural Infrastructure Fund	8,956
Canada Strategic Infrastructure Fund	4,500
Urban Development Agreements	82
This is a statutory appropriation.	14,514

Revenue Transfer From the Fund		3,400
Building Communities Program [1]	3,400

The Saskatchewan Infrastructure Fund was created to receive money from the General Revenue Fund (GRF)
to provide and maintain infrastructure in Saskatchewan. The transfer to the Fund is committed to future infrastructure projects in accordance with the programs and amounts listed above.

1	The transfer from the Saskatchewan Infrastructure Fund to the General Revenue Fund for the Building Communities Program is treated as revenue. It is estimated at $20.0M in the 2006-07 Supplementary Estimated - November and subsequently reduced by $3.4M.

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